Exhibit 99.23

In re: Enron Corp.
Case No. 01-16034


                                           SCHEDULE A - REAL PROPERTY



                                                        BOOK VALUE OF DEBTOR'S
DESCRIPTION AND            NATURE OF DEBTORS            INTEREST IN PROPERTY            AMOUNT OF SECURED
LOCATION OF                INTEREST IN                  WITHOUT DEDUCTING ANY           CLAIM OR MORTGAGE
PROPERTY                   PROPERTY                     SECURED CLAIM OR MORTGAGE

Aviation hanger -          Ground lease; Leasehold                    $4,597,132                     $0
Houston, Texas             improvements


Enron Building North -     Ground lease; Leasehold                    17,842,874                      0
leasehold improvements     improvements


Washington office -        Building leased:                              795,973                      0
leasehold improvements     Improvements Owned


                           Total                                     $23,235,979                     $0






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